Exhibit 99.1

       UNITED STATES STEEL CORPORATION REPORTS 2005 SECOND QUARTER RESULTS
                  PITTSBURGH, JULY 26 /PRNEWSWIRE-FIRSTCALL/ --

                               Earnings Highlights

(Dollars in millions
 except per share data)              2Q 2005       1Q 2005       2Q 2004
--------------------------------   ----------    ----------    ----------
Net sales                          $    3,582    $    3,787    $    3,448

Segment income from operations
   Flat-rolled Products            $      190    $      335    $      335
   U. S. Steel Europe                     141           212            76
   Tubular Products                       133           122            25
   Other Businesses                        23           (17)           18

Total segment income from
 operations                        $      487    $      652    $      454
Retiree benefit expenses                  (70)          (83)          (65)
Other items not allocated
 to segments                               (4)           71            (1)

Income from operations             $      413    $      640    $      388

   Interest and other financial
    costs (income)                         20            (5)           70
   Foreign currency losses                 43            27            16

Net interest and other financial
 costs                                     63            22            86

Income tax provision                       93           155            86

Net income                         $      245    $      455    $      211
 - Per basic share                 $     2.11    $     3.95    $     1.82
 - Per diluted share               $     1.88    $     3.48    $     1.62

     United States Steel Corporation (NYSE: X) reported second quarter 2005 net income of $245 million, or $1.88 per diluted share, compared to first quarter 2005 net income of $455 million, or $3.48 per diluted share, and second quarter 2004 net income of $211 million, or $1.62 per diluted share.

     Commenting on results, U. S. Steel President and CEO John P. Surma said, "Considering global steel market conditions, we had a good quarter with strong operating results from our European and Tubular segments and a solid performance by our Flat-rolled segment."

     The company reported second quarter 2005 income from operations of $413 million, compared with income from operations of $640 million in the first quarter of 2005 and $388 million in the second quarter of 2004.

     Other items not allocated to segments reduced second quarter 2005 net income by $3 million, or 2 cents per diluted share. First quarter 2005 results included net income of $58 million, or 45 cents per diluted share, primarily from a property tax settlement. Second quarter 2004 net income was reduced by $22 million, or 17 cents per diluted share, primarily resulting from a $33 million charge to net interest and other financial costs for the early redemption of senior debt.

     Foreign currency losses in the second quarter of 2005 were $43 million, compared to losses of $27 million and $16 million in the first quarter of 2005 and the second quarter of 2004, respectively. The losses primarily reflect accounting remeasurement losses from the appreciation of the U.S. dollar functional currency versus the euro and other local currencies.

     Reportable Segments and Other Businesses
     Management uses segment income from operations to evaluate company performance because we believe it to be a key measure of ongoing operating results. U. S. Steel's reportable segments and Other Businesses reported segment income from operations of $487 million, or $100 per ton, in the second quarter of 2005, compared with $652 million, or $127 per ton, in the first quarter of 2005 and $454 million, or $82 per ton, in the second quarter of 2004.

     The decrease in second quarter 2005 Flat-rolled income from operations compared to the first quarter primarily reflected declining spot market prices, reduced shipments and lower operating levels, with higher outage costs largely offset by lower raw materials costs. The decline in European operating results was due mainly to lower sheet spot market prices and higher raw material costs. Tubular results remained at record levels.

     Outlook
     Commenting on U. S. Steel's outlook, Surma said, "Operating results for the third quarter of 2005 are likely to be lower than in the second quarter, reflecting recent spot price trends in domestic and European markets for sheet products. We have been encouraged by recent reports of lower service center sheet inventory levels and improved Flat-rolled order entry rates; however, market conditions will determine if these trends will be sustained throughout the third quarter and the remainder of the year."

     For Flat-rolled, third quarter 2005 average realized prices are expected to be moderately lower than in the second quarter, reflecting lower spot prices, and shipment levels and costs are expected to be comparable to second quarter levels. The Gary blast furnace project will continue throughout the third quarter and our remaining domestic production facilities will be operated at levels necessary to balance our inventories and our order book.

     For U. S. Steel Europe (USSE), third quarter average realized prices are expected to be significantly lower than in the second quarter, primarily reflecting the recent decline in hot-rolled spot prices. The price decline should be partially offset by a significant decrease in raw material costs. The planned partial reline of the No. 2 blast furnace at U. S. Steel Kosice is expected to be completed during the third quarter and this furnace will be restarted when market conditions warrant. Third quarter 2005 shipments for USSE are expected to be about the same as in the second quarter.

     Shipments and average realized prices for the Tubular segment in the third quarter of 2005 are expected to be in line with second quarter levels. Tube round costs will reflect a July 1 increase of $20 per ton to the transfer price for tube rounds supplied by Flat-rolled because of higher metallic addition costs.

                                      *****

     This release contains forward-looking statements with respect to market conditions, operating costs, shipments and prices. Some factors, among others, that could affect market conditions, costs, shipments and prices for both domestic operations and USSE include global product demand, prices and mix; global and company steel production levels; plant operating performance; the timing and completion of the rebuild of the No. 13 blast furnace at Gary Works and other facility projects; natural gas and electricity prices and usage; raw materials availability and prices; the impact of fixed prices in energy and raw materials contracts (many of which have terms of one year or longer) as compared to short-term contract and spot prices of steel products; changes in environmental, tax and other laws; employee strikes; power outages; and U.S. and global economic performance and political developments. Domestic steel shipments and prices could be affected by import levels and actions taken by the U.S. Government and its agencies. Economic conditions and political factors in Europe that may affect USSE's results include, but are not limited to, taxation, nationalization, inflation, currency fluctuations, increased regulation, export quotas, tariffs, and other protectionist measures. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements have been included in the Form 10-K of
U. S. Steel for the year ended December 31, 2004, and in subsequent filings for
U. S. Steel.

     A Statement of Operations (Unaudited), Other Financial Data (Unaudited) and Preliminary Supplemental Statistics (Unaudited) for U. S. Steel are attached.

     The company will conduct a conference call on second quarter earnings on Tuesday, July 26, at 3 p.m. EDT. To listen to the webcast of the conference call, visit the U. S. Steel web site, www.ussteel.com, and click on the "Investors" button.

     For more information on U. S. Steel, visit its web site at www.ussteel.com.

                         UNITED STATES STEEL CORPORATION
                       STATEMENT OF OPERATIONS (Unaudited)

                                                   Quarter Ended                    Six Months Ended
                                      --------------------------------------    ------------------------
                                        June 30       Mar. 31       June 30             June 30
(Dollars in millions)                    2005          2005          2004          2005          2004
-----------------------------------   ----------    ----------    ----------    ----------    ----------
NET SALES                             $    3,582    $    3,787    $    3,448    $    7,369    $    6,378

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items
 shown below)                              2,925         2,899         2,816         5,824         5,374
Selling, general and
 administrative expenses                     176           169           169           345           349
Depreciation, depletion and
 amortization                                 88            98            93           186           191
Income from investees                        (13)          (13)          (13)          (26)          (19)
Net gains on disposal of
 assets                                       (6)           (4)           (2)          (10)          (44)
Other income, net                             (1)           (2)           (3)           (3)          (12)
                                      ----------    ----------    ----------    ----------    ----------
  Total operating expenses                 3,169         3,147         3,060         6,316         5,839
                                      ----------    ----------    ----------    ----------    ----------
INCOME FROM OPERATIONS                       413           640           388         1,053           539
Net interest and other
 financial costs                              63            22            86            85           138
                                      ----------    ----------    ----------    ----------    ----------
INCOME BEFORE INCOME TAXES,
 MINORITY INTERESTS AND
 CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING
 PRINCIPLE                                   350           618           302           968           401
Income tax provision                          93           155            86           248           137
Minority interests                            12             8             5            20             9
                                      ----------    ----------    ----------    ----------    ----------
INCOME BEFORE CUMULATIVE
 EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE                        245           455           211           700           255
Cumulative effect of change in
 accounting principle, net of
 tax                                           -             -             -             -            14
                                      ----------    ----------    ----------    ----------    ----------
NET INCOME                                   245           455           211           700           269
Dividends on preferred stock                  (5)           (4)           (5)           (9)           (9)
                                      ----------    ----------    ----------    ----------    ----------
NET INCOME APPLICABLE TO
 COMMON STOCK                         $      240    $      451    $      206    $      691    $      260
                                      ==========    ==========    ==========    ==========    ==========

                         UNITED STATES STEEL CORPORATION
                       STATEMENT OF OPERATIONS (Unaudited)
                                   (Continued)

                                                     Quarter Ended                      Six Months Ended
                                      ------------------------------------------   ---------------------------
                                        June 30        Mar. 31        June 30                June 30
COMMON STOCK DATA:                        2005           2005           2004           2005           2004
-----------------------------------   ------------   ------------   ------------   ------------   ------------
Per share:
Income before cumulative
 effect of change in
 accounting principle:
 - Basic                              $       2.11   $       3.95   $       1.82   $       6.06   $       2.24
 - Diluted                            $       1.88   $       3.48   $       1.62   $       5.36   $       2.01

Cumulative effect of change in
 accounting principle,
 net of tax:
 - Basic                              $          -   $          -   $          -   $          -   $        .13
 - Diluted                            $          -   $          -   $          -   $          -   $        .11

Net income:
 - Basic                              $       2.11   $       3.95   $       1.82   $       6.06   $       2.37
 - Diluted                            $       1.88   $       3.48   $       1.62   $       5.36   $       2.12

Weighted average shares, in
 thousands
 - Basic                                   114,222        114,169        113,332        114,196        110,029
 - Diluted                                 130,646        130,830        129,874        130,757        126,778

Dividends paid per
 common share                         $        .10   $        .08   $        .05   $        .18   $        .10

                         UNITED STATES STEEL CORPORATION
                        OTHER FINANCIAL DATA (Unaudited)

                                                                 Six Months Ended
                                                          ----------------------------
                                                                     June 30
Cash Flow Data                 (In millions)                  2005            2004
-------------------------------------------------------   ------------    ------------
Cash provided from operating activities:
 Net income                                               $        700    $        269
 Depreciation, depletion and amortization                          186             191
 Pensions and other postretirement benefits                        (81)             30
 Property tax settlement gain                                      (95)             --
 Deferred income taxes                                             158              90
 Net gains on disposal of assets                                   (10)            (44)
 Changes in: Current receivables                                    58            (337)
             Inventories                                          (231)            (48)
             Current accounts payable and accrued
              expenses                                            (193)            215
 Other operating activities                                         11             (41)
                                                          ------------    ------------
  Total                                                            503             325
                                                          ------------    ------------
Cash used in investing activities:
 Capital expenditures                                             (279)           (165)
 Disposal of assets                                                 10              78
 Other investing activities                                         (5)             (1)
                                                          ------------    ------------
  Total                                                           (274)            (88)
                                                          ------------    ------------
Cash (used in) provided from financing activities:
 Repayment of long-term debt                                        (6)           (289)
 Common stock issued                                                 7             341
 Dividends paid                                                    (29)            (19)
 Change in bank checks outstanding                                  27              (4)
 Other financing activities                                        (23)              8
                                                          ------------    ------------
  Total                                                            (24)             37
                                                          ------------    ------------
Total net cash flow                                                205             274
Cash at beginning of the year                                    1,037             316
                                                          ------------    ------------
Cash at end of the period                                 $      1,242    $        590
                                                          ============    ============

                                                             June 30         Dec. 31
Balance Sheet Data           (In millions)                    2005            2004
-------------------------------------------------------   ------------    ------------
Cash and cash equivalents                                 $      1,242    $      1,037
Other current assets                                             3,295           3,206
Property, plant and equipment - net                              3,723           3,627
Pension Asset                                                    2,430           2,538
Other assets                                                       548             548
                                                          ------------    ------------
Total assets                                              $     11,238    $     10,956
                                                          ============    ============
Current liabilities                                       $      2,116    $      2,531
Long-term debt                                                   1,355           1,363
Employee benefits                                                2,076           2,125
Other long-term liabilities                                      1,012             939
Minority interests                                                  30              28
Stockholders' equity                                             4,649           3,970
                                                          ------------    ------------
Total liabilities and stockholders' equity                $     11,238    $     10,956
                                                          ============    ============

                         UNITED STATES STEEL CORPORATION
                 PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

                                                   Quarter Ended                    Six Months Ended
                                      --------------------------------------    ------------------------
                                        June 30       Mar. 31       June 30              June 30
(Dollars in millions)                    2005          2005          2004          2005          2004
-----------------------------------   ----------    ----------    ----------    ----------    ----------
INCOME (LOSS) FROM OPERATIONS
Flat-rolled Products                  $      190    $      335    $      335    $      525    $      448
U. S. Steel Europe                           141           212            76           353           116
Tubular Products                             133           122            25           255            28
Other Businesses(a)                           23           (17)           18             6            24
                                      ----------    ----------    ----------    ----------    ----------
Segment Income from
 Operations                                  487           652           454         1,139           616
Retiree benefit expenses(b)                  (70)          (83)          (65)         (153)         (109)
Other items not allocated to
 segments:
    Property tax settlement
     gain(c)                                   -            70             -            70             -
    Stock appreciation rights                  2             1            (1)            3           (11)
    Workforce reduction
     charges(d)                               (6)            -             -            (6)            -
    Income from sale of real
     estate interests                          -             -             -             -            43
                                      ----------    ----------    ----------    ----------    ----------
      Total Income from
       Operations                     $      413    $      640    $      388    $    1,053    $      539

CAPITAL EXPENDITURES
Flat-rolled Products                  $       78    $       59    $       37    $      137    $       58
U. S. Steel Europe                            59            49            40           108            79
Tubular Products                               -             3             2             3             5
Other Businesses                              20            11            16            31            23
                                      ----------    ----------    ----------    ----------    ----------
    Total                             $      157    $      122    $       95    $      279    $      165

-----------
(a)  Includes the results of the former Real Estate segment.

(b) Includes certain profit-based expenses for U. S. Steel retirees and National retirees pursuant to provisions of the 2003 labor agreement with the United Steelworkers of America.

(c) Reflects the portion of the Gary property tax settlement gain that is included in cost of sales, and excludes $25 million that is included in net interest and other financial costs.

(d) Reflects special termination benefits for a USSK voluntary early retirement program.

                         UNITED STATES STEEL CORPORATION
                 PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

                                                   Quarter Ended                    Six Months Ended
                                      --------------------------------------    ------------------------
                                       June 30        Mar. 31       June 30             June 30
(Dollars in millions)                    2005          2005          2004          2005          2004
-----------------------------------   ----------    ----------    ----------    ----------    ----------
OPERATING STATISTICS
 Average realized price:
 ($/net ton)
    Flat-rolled Products(a)           $      633    $      650    $      583    $      642    $      528
    U. S. Steel Europe                       643           684           491           663           457
    Tubular Products                       1,302         1,165           779         1,233           725

 Steel Shipments:(a)(b)
    Flat-rolled Products                   3,224         3,535         3,982         6,759         8,143
    U. S. Steel Europe                     1,332         1,290         1,263         2,622         2,436
    Tubular Products                         297           303           269           600           541

 Raw Steel-Production:(b)
    Domestic Facilities                    3,597         4,303         4,230         7,900         8,709
    U. S. Steel Europe                     1,486         1,548         1,467         3,034         2,811

 Raw Steel-Capability
  Utilization:(c)
    Domestic Facilities                     74.4%         90.0%         87.5%         82.1%         90.0%
    U. S. Steel Europe                      80.2%         84.6%         79.5%         82.4%         76.1%

 Domestic iron ore
  production(b)                            5,670         5,382         6,011        11,052        11,623
 Domestic iron ore
  shipments(b)(d)                          6,232         3,389         6,722         9,621        10,758

 Domestic coke
  production(b)(f)                         1,585         1,420         1,666         3,005         3,315
 Domestic coke
  shipments(b)(e)(f)                         241           245           642           486         1,314

-----------
(a)  Excludes intersegment transfers.
(b)  Thousands of net tons.
(c)  Based on annual raw steel production capability for domestic facilities of
     19.4 million net tons and annual raw steel production capability for U. S. Steel Europe of 7.4 million net tons.
(d)  Includes trade shipments and intersegment transfers.
(e)  Includes trade shipments only.
(f)  Includes the Clairton 1314B Partnership.

SOURCE  United States Steel Corporation
    -0-                             07/26/2005
    /CONTACT: Media, John Armstrong, +1-412-433-6792, or Investors-Analysts, Nick Harper, +1-412-433-1184, both of United States Steel Corporation/
    /First Call Analyst: /
    /FCMN Contact: /
    /Company News On-Call:  http://www.prnewswire.com/comp/929150.html/
    /Web site:  http://www.ussteel.com/